Exhibit 10.1

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

AMENDMENT DATED AS OF APRIL 10, 2006 TO REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of December 29, 2005 by and among INSIGNIA SOLUTIONS PLC, a public limited company incorporated under the laws of England and Wales (registered number: 1961960) (the “Company”), and the Buyers identified on the signature page hereto (the “Buyers”). Capitalized terms used herein and not otherwise defined herein are defined in the Agreement.

WHEREAS, the Company and the Insignia Solutions. Inc. (the “Issuer”) have entered into the Agreement pursuant to which the Company has agreed to register American depository shares (each an “ADS” and collectively, the “ADSs”) issuable on exchange of Series B Preferred Stock, stated value of $100 per share (the “Preferred Stock”) of the Issuer, and on exercise of certain warrants;

WHEREAS, the Buyers identified on the signature page hereto own shares of Preferred Stock representing at least 70% in interest of the outstanding Preferred Stock of the Issuer; and

WHEREAS, the Company, the Issuer and the Buyers now wish to amend the Agreement as provided herein:

NOW THEREFORE, the Issuer, the Company and the Buyers hereby agree as follows:

1. AMENDMENT TO THE AGREEMENT

Section 2(e) of the Agreement is hereby amended to read as follows:

Monthly Liquidated Damages. If the Registration Statement required to be filed pursuant to Section 2(a) of this Agreement (i) has not been filed with the SEC on or prior to the Filing Date, (ii) has not been declared effective by the SEC on or prior to the Effective Date or (iii) is not available for resales of Registrable Securities at any time during the Registration Period, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, a number of ADSs having an aggregate Stated Value equal to 2.0% of the sum of (1) the aggregate purchase price paid by the Investors for the outstanding Preferred Stock. Exchange Shares and Warrant Shares then held by the Investors and (2) the aggregate exercise price of the Warrant Shares then issuable upon exercise of outstanding Warrants then held by the Investors, for each monthly anniversary following the dote by which such Registration Statement should have been filed or have been declared effective by the SEC as applicable. Such pro rata payments shall cease to accrue immediately at such time as the Registration Statement is filed with the SEC for purposes of payments due under clause (i) of the immediately preceding sentence or is declared effective by the SEC with respect to payments due under clause (ii) of the immediately preceding sentence, as applicable. Such payments shall constitute the Investors’ sole monetary remedy for such events. As used herein, the term “Stated Value” means $0.25 per ADS. Notwithstanding the foregoing, (1) in no event shall the total number of ADSs issuable pursuant to this Section 2(e) exceed 30% of the total number of Exchange Shares issuable upon exchange of the Preferred Stock. and (2) the Company may elect to deliver cash, in an amount equal to the Stated Value of ADSs deliverable under this Section 2(e) multiplied by the number of ADSs so deliverable, in lieu of delivering such ADSs (and in full satisfaction of its obligation to issue such ADSs).

2. MISCELLANEOUS

Subject to the amendment and acknowledgements herein provided, the Agreement shall remain in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of any Agreement or of any right, power or remedy of the Buyers, or constitute a waiver of any provision of the Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each ease whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Buyers reserve all rights, remedies, powers, or privileges available under the transaction documents, at law or otherwise. This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other document, instrument and/or agreement executed or delivered in connection therewith.

3. COUNTERPARTS

This amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, the Company and the Buyers have caused this Amendment to the Registration Rights Agreement to be duly executed as of the date first written above.

THE COMPANY:

INSIGNIA SOLUTIONS PLC

By:
Name: Mark McMillan
Title: President and Chief Executive Officer

BUYER:

Name of Investor (Print)

By:
Name:
Title: